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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF ORBCOMM INC.

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
Subsidiary                                           Jurisdiction of Organization      % Owned
----------                                           ----------------------------      -------
ORBCOMM LLC                                          Delaware                            100%
ORBCOMM License Corp.                                Delaware                            100%
ORBCOMM Canada Corp.                                 Canada                              100%
ORBCOMM Canada Inc.                                  Canada                              100%
ORBCOMM Curacao Gateway N.V.                         Curacao                             100%
ORBCOMM International Holdings LLC                   Delaware                            100%
   ORBCOMM New Zealand Corp.                         New Zealand                         100%
   Leosatellite Services de Ecuador S.A.             Ecuador                             100%
ORBCOMM Central America Holdings LLC                 Delaware                            100%
ORBCOMM Australia Gateway Company Pty. Limited       Australia                           100%
LeoSat Dominican Republic, S.A.                      Dominican Republic                  100%
Stellar Satellite Communications Ltd.                British Virgin Islands              100%
Sistron International LLC                            Delaware                            100%
Satcom International Group Plc.                      England and Wales                 51.14%
   ORBCOMM Europe LLC                                Delaware                             50%
MITE Global Communications S.A. de C.V.              Mexico                               35%
ORBCOMM Maghreb                                      Morocco                           22.96%
European Datacomm Holdings, N.V.                     Belgium                            1.82%

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Listed above are certain consolidated subsidiaries included in the consolidated financial statements of ORBCOMM Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.